                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  CONFIDENTIAL, FOR USE OF THE
                                                COMMISSION ONLY (AS PERMITTED BY
                                                RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                      SMURFIT STONE CONTAINER CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                 ^^         ^^
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------


     (5) Total fee paid:

     ---------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ---------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------


     (3) Filing Party:

     ---------------------------------------------------------------------------


     (4) Date Filed:

     ---------------------------------------------------------------------------

Notes:

                                    [LOGO]

                      SMURFIT-STONE CONTAINER CORPORATION
                            150 N. Michigan Avenue
                         Chicago, Illinois 60601-7568



                                                                  April 14, 2000



Dear Stockholder:

     You are cordially invited to attend our Company's 2000 Annual Meeting of Stockholders, which will be held on Thursday, May 18, 2000, at 1:00 p.m. (C.S.T.) at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois. The formal Notice of Annual Meeting of Stockholders and Proxy Statement accompanying this letter describe the business to be acted upon at the meeting.

     Your vote is important and your shares should be represented at the meeting whether or not you are personally able to attend. Accordingly, you are requested to mark, sign, date and return the accompanying proxy promptly. Alternatively, you may vote either by telephone or via the Internet. Instructions for using these convenient services are set forth on the proxy card.

     On behalf of the Board of Directors, thank you for your continued support of Smurfit-Stone Container Corporation.


                                             Sincerely,



                                             MICHAEL W. J. SMURFIT
                                             Chairman of the Board

                      SMURFIT-STONE CONTAINER CORPORATION

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                     To Be Held on Thursday, May 18, 2000

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders of Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), will be held on Thursday, May 18, 2000, at 1:00 p.m. (C.S.T.) at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois, to act upon the following matters which are described more fully in the accompanying Proxy Statement:

          1. The election of nine directors for terms of office expiring at the annual meeting of stockholders in 2001;

          2. The ratification of the appointment of Ernst & Young LLP as independent auditors of the Company for 2000; and

          3. Such other business as may properly come before the meeting and/or any adjournment or postponement thereof.

     All stockholders of record at the close of business on March 21, 2000, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

     The Board of Directors of the Company has authorized the solicitation of proxies. Unless otherwise directed, the proxies will be voted FOR the election of the nominees listed in the attached Proxy Statement to be members of the Board of Directors of the Company; FOR the ratification of the appointment of independent auditors of the Company for 2000; and, on any other business that may properly come before the Annual Meeting, as the named proxies in their best judgment shall decide.

     Any stockholder submitting a proxy may revoke such proxy at any time prior to its exercise by notifying the Secretary of the Company in writing at 150 N. Michigan Avenue, Chicago, Illinois 60601-7568, prior to the Annual Meeting, and if you attend the Annual Meeting you may revoke your proxy if previously submitted and vote in person by notifying the Secretary of the Company at the Annual Meeting.


                                   By Order of the Board of Directors



                                   CRAIG A. HUNT
                                   Secretary

Chicago, Illinois
April 14, 2000

                      SMURFIT-STONE CONTAINER CORPORATION

                          --------------------------
                                PROXY STATEMENT
                          --------------------------

                    FOR 2000 ANNUAL MEETING OF STOCKHOLDERS


General Information

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Smurfit-Stone Container Corporation, a Delaware corporation (the "Company"), 150 North Michigan Avenue, Chicago, Illinois 60601-7568, for use at the 2000 Annual Meeting of Stockholders to be held on Thursday, May 18, 2000 at 1:00 p.m. (C.S.T.) at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois (the "Annual Meeting"). The Board of Directors of the Company urges that your proxy be executed and returned promptly in the enclosed envelope. Alternatively, stockholders may also deliver proxies via the Internet or by calling a toll-free telephone number (1-800-840-1208). Each of these voting procedures is designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Instructions for voting by telephone and via the Internet are set forth on the enclosed proxy card.

     Any stockholder submitting a proxy may revoke such proxy (including a proxy by telephone or the Internet) at any time prior to its exercise by notifying the Secretary of the Company, in writing, prior to the Annual Meeting. Any stockholder attending the Annual Meeting may revoke his proxy (including a proxy by telephone or the Internet) and vote personally by notifying the Secretary of the Company at the Annual Meeting. Only stockholders of record at the close of business on March 21, 2000 will be entitled to notice of, and to vote at, the Annual Meeting and/or any adjournment or postponement thereof. At the close of business on March 21, 2000, the Company had 218,185,597 outstanding shares of common stock, $.01 per share (the "Common Stock"). Each share of Common Stock entitles the holder thereof to one vote.

     If the accompanying proxy card is signed and returned, the shares represented thereby will be voted in accordance with the directions on the proxy card. Unless a stockholder specifies otherwise therein, the proxy will be voted in favor of the election of the nine nominees named below to the Board of Directors of the Company and in favor of ratifying the appointment of Ernst & Young LLP as independent auditors for the Company for 2000, and with respect to any other matter that may properly come before the meeting, as the named proxies in their best judgement shall decide. The presence in person or by proxy of a majority of the voting power represented by outstanding shares of the Common Stock (109,092,799 shares) will constitute a quorum for the transaction of business at the Annual Meeting. Directors will be elected by a plurality of the voting power represented and entitled to vote at the meeting and the ratification of the appointment of independent auditors will be determined by the affirmative vote of the majority of the voting power represented and entitled to vote at the meeting. In the election of directors, abstentions and broker non-votes will not affect the outcome except in determining the presence of a quorum and in the sense that such persons will not be counted toward the number of votes required for any nominee's election. An instruction to "abstain" from voting on the proposal to ratify the appointment of independent auditors will have the same effect as a vote against the proposal. Broker non-votes will not be considered as present and entitled to vote on the proposal to ratify the appointment of independent auditors; therefore, broker non-votes will have no effect on the number of affirmative votes required to adopt such proposal.

     As noted under the "Principal Stockholders" section herein, as of the close of business on March 21, 2000, Smurfit International B.V., an entity organized under the laws of The Netherlands ("SIBV"), and certain of its subsidiaries were the owners of approximately 32.8% of the outstanding Common Stock and The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF") and certain related entities were the owners of approximately 7.3% of the outstanding Common Stock. SIBV and MSLEF have advised the Company that they intend to vote their respective shares of Common Stock FOR the nominees of the Board of Directors named herein, and FOR the ratification of the appointment of independent auditors. SIBV is an indirect wholly-owned subsidiary of Jefferson Smurfit Group plc, a public corporation organized under the laws of the Republic of Ireland ("JS Group"), which, through its subsidiaries, is principally an integrated manufacturer and converter of paper and board. MSLEF is a Delaware limited partnership investment fund managed by Morgan Stanley Dean Witter & Co. to make investments in industrial and other companies. See "Principal Stockholders" and "Certain Transactions."

     This Proxy Statement and the enclosed proxy card are being mailed to the stockholders of the Company on or about April 14, 2000.

                      PROPOSAL 1 - ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine directors. Each of the directors is serving a term expiring at the Annual Meeting.

     Set forth below is information concerning the nine nominees for director. For purposes of the Bylaws, Alan E. Goldberg has been designated to be the nominee to serve as the MSLEF Director. Pursuant to a Voting Agreement dated May 10, 1998 (the "Voting Agreement"), each of SIBV and MSLEF are obliged to vote their respective shares of Common Stock in favor of Mr. Goldberg's election to the Board of Directors as the MSLEF Director. The Board of Directors of the Company recommends a vote FOR these nine nominees. If elected, each nominee will serve until the annual election of directors in the year 2001 or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. All of the nominees are presently members of the Board of Directors of the Company and all have been approved unanimously by the Board of Directors of the Company for re-election to the Board. If any of the nominees are unavailable for election, an event which the Board of Directors of the Company does not presently anticipate, the persons named in the enclosed proxy intend to vote the proxies solicited hereby FOR the election of such other nominee or nominees, as may be nominated by the Board of Directors.

  Nominees for Directors to be Elected at the 2000 Annual Meeting for Terms
                               Expiring in 2001

Name & Year First Elected a Director    Principal Occupation and Other Information
------------------------------------    -------------------------------------------------------------------------------
Ray M. Curran                           Mr. Curran, born May 13, 1946, became President and Chief Executive Officer of
1998                                    the Company on April 1, 1999.  He was Executive Vice President and Deputy
                                        Chief Executive Officer from November 1998 until March 31, 1999. He was
                                        Financial Director of JS Group from February 1996 to November 1998 and, prior to that, served as Chief Financial Officer of JS Group since 1992.


Richard A. Giesen                       Mr. Giesen, born October 7, 1929, is Chairman of the Board and Chief Executive
1998                                    Officer of Continental Glass & Plastic, Inc.  Mr. Giesen is a director of GATX
                                        Corporation and Chairman and Chief Executive Officer of Continere Corporation.
                                        He served as a director of Stone Container Corporation ("Stone") from 1974 to
                                        1998.


Alan E. Goldberg                        Mr. Goldberg, born September 1, 1954, has been Chairman and Chief Executive
1989                                    Officer of Morgan Stanley Dean Witter ("MSDW") Private Equity since February
                                        1998.  Prior thereto, he was co-head of MSDW Private Equity.  He has been a
                                        Managing Director of Morgan Stanley & Co. Incorporated since January 1988.
                                        Mr. Goldberg also serves as a director of Allegiance Telecom, Inc.,
                                        Catalytica, Inc., Equant, N.V. and several private companies.


Howard E. Kilroy                        Mr. Kilroy, born January 30, 1936, was Chief Operations Director of JS Group
1999                                    from 1978 and President of JS Group from 1986 until March 1995. He was also
                                        Senior Vice President of the Company.  Mr. Kilroy retired from his executive positions with JS Group and the Company at the end of March 1995, but remains a director of JS Group.  He previously was a director of the Company from 1989 until 1998.  Mr. Kilroy is Governor (Chairman) of Bank of Ireland and a
                                        director of CRH plc.


James J. O'Connor                       Mr. O'Connor, born March 15, 1937, is the former Chairman and Chief Executive
1998                                    Officer of Unicom Corporation and its subsidiary, Commonwealth Edison Company.
                                        He is a director of American National Can, Corning Incorporated, The Tribune
                                        Company, United Airlines, and various other Chicago businesses, cultural and charitable organizations.

Jerry K. Pearlman                       Mr. Pearlman, born March 27, 1939, is the retired Chairman of the Board and
1998                                    Chief Executive Officer of Zenith Electronics Corporation.  Mr. Pearlman is a
                                        director of Ryerson-Tull, Inc., Parsons Group L.L.C. and Nanophase, Inc. and
                                        served as a director of Stone from 1984 to 1998.


Thomas A. Reynolds, III                 Mr. Reynolds, born May 12, 1952, has been a Partner since 1984 with Winston &
1997                                    Strawn, a law firm that regularly represents the Company on numerous matters.
                                        Mr. Reynolds is an adjunct faculty member in trial advocacy at Northwestern
                                        University School of Law.  He also serves as a director of Westell
                                        Technologies, Inc.


Dermot F. Smurfit                       Dr. Dermot F. Smurfit, born October 8, 1944, has been Joint Deputy Chairman of
1998                                    JS Group since January 1984 and World Vice President - Marketing and Sales
                                        since July 1997.  Prior to July 1997, he held various senior positions in JS
                                        Group.  Dr. Dermot Smurfit is Chairman of Kraft Manufacturers Institute and a
                                        member of the Board of the Confederation of European Paper Industries, JS
                                        Group and ACE Ltd.  He is a brother of Dr. Michael W. J. Smurfit.


Michael W. J. Smurfit                   Dr. Michael W. J. Smurfit, born August 7, 1936, is Chairman of the Board of
1989                                    Directors of the Company.  He has been Chairman and Chief Executive Officer of
                                        JS Group since 1977.  Dr. Smurfit was Chief Executive Officer of the Company
                                        prior to July 1990.  He is a brother of Dr. Dermot F. Smurfit.


                      BOARD AND BOARD COMMITTEE MEETINGS,
                      COMMITTEE FUNCTIONS AND COMPOSITION

     Each non-employee director receives as compensation for serving on the Board an annual fee of $35,000 and travel expenses in connection with attendance at Board meetings, plus a fee of $1,500 for each Board meeting attended. Non-employee directors also receive an annual grant of 3,000 options to purchase Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant. Directors who are employees of the Company or JS Group do not receive any additional compensation by reason of their membership on, or attendance at, meetings of the Board. The Board held five meetings in 1999.

     The Board of Directors has appointed an Audit Committee, a Compensation Committee and a Nominating Committee. The number of meetings held by these committees, their functions and the members of the Board serving on such committees are set forth below. Each non-employee director receives $1,500 for each committee meeting attended that is held on a day other than a Board meeting. The Chairman of each of the Audit Committee and the Compensation Committee receives an additional fee of $3,000 annually.

     The Audit Committee is responsible for making recommendations to the Board of Directors regarding the independent auditors to be appointed for the Company, meeting with the independent auditors, the director of internal audit and other corporate officers to review matters relating to corporate financial reporting and accounting procedures and policies, adequacy of financial, accounting and operating controls and the scope of the audits of the independent auditors and internal auditors, and reviewing and reporting on the results of such audits to the Board of Directors. The members of the Audit Committee of the Board are Messrs. Giesen, O'Connor and Kilroy. In February 2000, Mr. Kilroy replaced Mr. Reynolds, who served on the Audit Committee throughout 1999. The Audit Committee held four meetings during 1999.

     The Compensation Committee is responsible for administering stock-based compensation programs (including the Company's 1998 Long-Term Incentive Plan and the Management Incentive Plan) for all participants in such programs and determining other compensation (including fringe benefits) of the Chairman, Chief Executive Officer, Chief Financial Officer and certain other senior executives. The members of the Compensation Committee are Messrs. Goldberg, Pearlman and Reynolds. The Compensation Committee held two meetings during 1999.

     In February 2000, the Board established a Nominating Committee to nominate individuals to serve on the Board. The Nominating Committee is responsible for reviewing and recommending to the Board criteria for Board membership and for identifying, evaluating and proposing to the Board nominees for membership on the Board. The Nominating Committee consists of Messrs. Reynolds,

Goldberg, Giesen, Pearlman and O'Connor. The Nominating Committee will consider nominees recommended by stockholders of the Company. Each stockholder must comply with applicable requirements of the Company's bylaws and the Securities Exchange Act of 1934, as amended, and the regulations thereunder with respect to the nomination of, or proposal of, nominees for election as directors of the Company.

     The Board maintains an Independent Committee to evaluate certain transactions between the Company and JS Group and its subsidiaries, which committee consists of Messrs. Goldberg, O'Connor, Giesen and Reynolds. The Board also maintains two Supervisory Committees to monitor compliance by JS Group and MSLEF, respectively, with the terms of the Standstill Agreement between such parties and the Company. The JS Group Supervisory Committee, which monitors compliance by JS Group, consists of Messrs. Giesen, Goldberg and Pearlman. The MSLEF Supervisory Committee, which monitors compliance by MSLEF, consists of all directors other than Mr. Goldberg. Neither of the Supervisory Committees nor the Independent Committee held any meetings in 1999. See "Certain Transactions - Standstill Agreement."


                            PRINCIPAL STOCKHOLDERS


Security Ownership of Certain Beneficial Owners

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock by each person who is known to the Company to be the beneficial owner of more than 5% of the Company's voting stock as of March 21, 2000. The stockholders named below have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them.

                                                         Amount and
                                                         Nature of   Percent of
     Name and Address of                                 Beneficial    Common
     Beneficial Owner                                    Ownership      Stock
     ----------------                                    ---------   ----------

SIBV ............................................        71,638,462     32.8%
  Smurfit International B.V.
  Strawinskylaan 2001
  Amsterdam 1077ZZ, The Netherlands
  Attention: Rokin Corporate Services B.V.

MSLEF Associated Entities .......................        15,820,101      7.3%
  c/o Morgan Stanley Dean Witter & Co.
  1221 Avenue of the Americas
  New York, NY 10020
  Attention: Alan E. Goldberg

---------

Security Ownership of Management

     The table below sets forth certain information regarding the beneficial ownership of the Common Stock as of March 1, 2000 for (i) each of the nominees for director, (ii) each of the Named Executive Officers (as defined below) and
(iii) all directors and executive officers of the Company as a group.

                                                                                                 Shares of Common Stock
                                                                                            -------------------------------
                                                                                                Amount and
                                                                                                Nature of
                                                                                                Beneficial     Percent of
                                                                                                Ownership        Common
     Beneficial Owner                                                                             (a)(b)        Stock(c)
     ---------------                                                                        --------------    -------------
     Michael W. J. Smurfit(d).............................................................     1,112,579             0.5%
     Ray M. Curran........................................................................       696,879             0.3%
     Roger W. Stone.......................................................................     1,437,753             0.7%
     Richard A. Giesen....................................................................        16,663               *
     Alan E. Goldberg (e).................................................................             0               *
     Howard E. Kilroy (d).................................................................       423,000             0.2%
     James J. O'Connor....................................................................        10,750               *
     Jerry K. Pearlman....................................................................         9,194               *
     Thomas A. Reynolds, III..............................................................         4,000               *
     Dermot F. Smurfit(d).................................................................        91,000               *
     Patrick J. Moore.....................................................................       553,299             0.3%
     William N. Wandmacher................................................................       193,308             0.1%
     David C. Stevens.....................................................................        91,862               *
     All directors and executive officers as a group (30 persons)(d)(e)...................     5,979,032             2.7%

---------

(a) Shares shown as beneficially owned include shares of Common Stock that directors and executive officers have the right to acquire within 60 days after March 1, 2000 pursuant to exercisable options under stock option plans.

(b) Shares shown include shares of Common Stock held in the savings plans maintained by the Company as of December 31, 1999 that the executive officers have the right to vote.

(c) Based upon a total of 218,183,257 shares of Common Stock issued and outstanding as of March 1, 2000. Percentages less than 0.1% are indicated by an asterisk.

(d) Excludes shares of Common Stock owned by JS Group. Dr. Michael Smurfit, Dr. Dermot Smurfit and Mr. Kilroy beneficially owned 7.4%, 0.5%, and 0.8%, respectively, of the outstanding shares of JS Group as of March 1, 2000. Dr. Michael Smurfit and Dr. Dermot Smurfit are officers and directors of JS Group. Mr. Kilroy is a director of JS Group.

(e)  Excludes shares of Common Stock owned by MSLEF and related entities.

                            EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation awarded to or earned by each of the executive officers of the Company named below (the "Named Executive Officers") for each of the last three fiscal years.


                          SUMMARY COMPENSATION TABLE

                                                                                         Long-Term Compensation
                                                                                     -----------------------------
                                                                       Other            Awards                          All Other
                                                                                        ------
                                                                       Annual         Securities         Payouts         Compen-
                                                                                                         -------
                                          Annual Compensation       Compensation      Underlying      LTIP Payouts       sation
                                          -------------------
Name and Principal Position        Year   Salary($)   Bonus ($)          ($)            Options          ($)(a)          ($)(b)
---------------------------        ----   ---------   ---------     ------------      ----------       ----------        ------
Michael W. J. Smurfit (c)........  1999    900,000     445,140         217,768          250,000             0             24,483
 Chairman of the Board             1998    834,000     185,248               0                0             0             32,691
                                   1997    834,000           0               0                0             0             26,757

Ray M. Curran (d) (f)............  1999  1,206,252   1,274,970           4,213                0             0              5,000
 President and                     1998    102,567           0               0          910,000             0                  0
 Chief Executive Officer           1997          0           0               0                0             0                  0

Roger W. Stone(d)................  1999    212,500           0               0                0             0          6,055,064
 Former President and              1998    106,250           0               0          297,000             0                  0
 Chief Executive Officer           1997          0           0               0                0             0                  0

Patrick J. Moore (e) (f).........  1999    761,250     573,752               0                0             0             11,257
 Vice President and                1998    350,016     828,779           9,489          325,000             0              7,736
 Chief Financial Officer           1997    305,000           0          70,333          200,000       337,671              6,987

William N. Wandmacher............  1999    340,008     167,395           6,215                0             0             15,084
 Vice President and General        1998    291,000      99,778           1,178           75,000             0             12,767
 Manager - Containerboard          1997    279,000           0             532           54,000       498,674             11,616
 Mill Division

David C. Stevens.................  1999    274,992     230,127               0                0             0             15,506
 Vice President and General        1998    257,016      36,281               0           30,000             0             14,046
 Manager - Reclamation             1997    238,000     131,648               0          100,000       270,048             12,276
 Division

---------

(a) Reflects amounts awarded under the Company's 1994 Long-Term Incentive Plan. Amounts were either payable in cash or deferred into the Company's Deferred Compensation Plan at the election of the Named Executive Officer.
(b) Amounts shown under "All Other Compensation" for 1999 include a $5,000 contribution to the Company's Savings Plan for each of the Named Executive Officers (other than Dr. Smurfit) and Company-paid split-dollar term life insurance premiums for Dr. Smurfit ($24,483) and Messrs. Moore ($6,257), Wandmacher ($10,084) and Stevens ($10,506). Upon his retirement, Mr. Stone received a payment of $5,833,747 under his severance agreement with Stone. Mr. Stone also received $195,884 as a pension payment and $20,433 as vacation pay.
(c) The amount shown in "Other Annual Compensation" for 1999 represents a "gross up" payment for a portion of Dr. Smurfit's Federal and State income tax liability.
(d) Mr. Curran was named to succeed Mr. Stone as President and Chief Executive Officer of the Company as of April 1, 1999. Mr. Stone served as President and Chief Executive Officer of the Company upon completion of the Company's merger with Stone (the "Stone Merger") on November 18, 1998, and retired from the Company as of March 31, 1999. All of Mr. Stone's restricted stock and options were vested at the time of the Stone Merger and converted into shares or options to acquire shares of Common Stock, adjusted to reflect the .99 to one ratio at which shares of common stock of Stone were exchanged into shares of Common Stock in connection with the Stone Merger.
(e) The amount under Bonus for 1998 includes a one-time special bonus of $750,000 awarded to Mr. Moore in recognition of his significant contributions in connection with the Stone Merger.

(f) In addition to their awards under the MIP for 1999 ($630,670 for Mr. Curran and $378,402 for Mr. Moore), Messrs. Curran and Moore received additional bonuses of $644,300 and $195,350, respectively, for 1999 in recognition of their performance in significantly exceeding the Company's objectives in key areas such as asset divestitures, debt reduction and attainment of synergies from the Stone merger.

          Option Grants in Last Fiscal Year -- The following table provides information concerning stock options granted to the Named Executive Officers during 1999.

                             OPTION GRANTS IN 1999

                              Number of      % of Total                                  Potential Realizable Value
                             Securities         Options                                   at Annual Rates of Stock
                             Underlying      Granted to      Exercise or                    Price Appreciation
                                Options    Employees in       Base Price   Expiration      for Option Term ($)(b)
                                                                                         ---------------------------
          Name                  Granted  Fiscal Year(a)    ($ Per Share)         Date         5%             10%
---------------------------     -------  -------------     -------------   ----------    ------------   ------------
Michael W. J. Smurfit (c)..     250,000          55.2%           17.19     03/03/09         2,702,282      6,848,112
Ray M. Curran..............           0           N/A              N/A          N/A               N/A            N/A
Roger W. Stone.............           0           N/A              N/A          N/A               N/A            N/A
Patrick J. Moore...........           0           N/A              N/A          N/A               N/A            N/A
William N. Wandmacher......           0           N/A              N/A          N/A               N/A            N/A
David C. Stevens...........           0           N/A              N/A          N/A               N/A            N/A

---------
(a) Reflects percentage of total options granted to employees in 1999 under the Company's 1998 Long-Term Incentive Plan (the "Long-Term Plan").
(b) The dollar amounts under these columns are the result of calculations at 5% and 10% rates, as set by the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock option exercises depend on future performance of the Common Stock and overall stock market conditions. No assurance can be made that the amounts reflected in these columns will be achieved.
(c) Upon exercise of these options, Dr. Smurfit is also entitled to receive an additional cash payment equal to $2.19 per option exercised.

          As of December 31, 1999, there were approximately 18,317,149 shares of Common Stock reserved for issuance under all of the stock-based incentive plans of the Company, including approximately 3,357,000 shares available for future grants.

          Option Exercises and Year-End Value Table -- The following table summarizes the exercise of options and the value of options held by the Named Executive Officers as of December 31, 1999.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND YEAR-END OPTION VALUE


                                                                               Number of
                                                                         Securities Underlying      Value of Unexercised
                                              Shares                      Unexercised Options       In-the-Money Options
                                         Acquired on         Value       at January 1, 2000(#)    at January 1, 2000($)(a)
            Name                         Exercise(#)      Realized     Exercisable/Unexercisable  Exercisable/Unexercisable
---------------------------              -----------      --------     -------------------------  -------------------------
Michael W. J. Smurfit......                        0              0    1,026,000  /   250,000     $14,879,000 /  1,828,125
Ray M. Curran..............                        0              0      393,333  /   606,667       4,850,204 /  7,090,421
Roger W. Stone.............                  170,676        692,471      885,809  /         0       9,860,476 /          0
Patrick J. Moore...........                        0              0      433,333  /   216,667       5,125,142 /  2,532,296
William N. Wandmacher......                        0              0      168,750  /    56,250       2,187,266 /    657,422
David C. Stevens...........                   75,000        964,842       82,500  /    22,500         940,781 /    262,969

---------
(a) The closing market value of the Common Stock on December 31, 1999 was $24.50 per share. On that date, the exercise price per share for outstanding options held by the Named Executive Officers ranged from $10.00 to $19.82.

Pension Plans
Salaried Employees' Pension Plan and Supplemental Income Pension Plan

     The Company and its subsidiaries maintain a non-contributory pension plan for salaried employees (the "Pension Plan") and a non-contributory supplemental income pension plan (the "SIP") for certain key executive officers, under which benefits are determined by final average earnings and years of credited service and are offset by a certain portion of social security benefits. For purposes of the Pension Plan, final average earnings equals the participant's average earnings for the five consecutive highest-paid calendar years of the participant's last 10 years of service, including overtime and certain bonuses, but excluding bonus payments under the Company's annual management incentive plan (the "MIP"), deferred or acquisition bonuses, fringe benefits and certain other compensation. For purposes of the SIP, final average earnings equals the participant's average earnings, including bonuses under the MIP, for the five consecutive highest-paid calendar years of the participant's last 10 years of service. The SIP recognizes all years of credited service.

     The pension benefits for the Named Executive Officers can be calculated pursuant to the following table, which shows the total estimated single life annuity payments (prior to adjustment for Social Security) that would be payable to the Named Executive Officers participating in the Pension Plan and the SIP after various years of service at selected compensation levels. Payments under the SIP are an unsecured liability of the Company.


                                                                     Each Year
                                                                            in
   Remuneration                                                      Excess of
   ------------
   Final Average Earnings  5 years   10 years  15 years   20 years    20 years
   ----------------------  --------  --------  --------  ----------   --------
       $  200,000          $ 25,000  $ 50,000  $ 75,000  $  100,000          *
          400,000            50,000   100,000   150,000     200,000          *
          600,000            75,000   150,000   225,000     300,000          *
          800,000           100,000   200,000   300,000     400,000          *
        1,000,000           125,000   250,000   375,000     500,000          *
        1,200,000           150,000   300,000   450,000     600,000          *
        1,400,000           175,000   350,000   525,000     700,000          *
        1,600,000           200,000   400,000   600,000     800,000          *
        1,800,000           225,000   450,000   675,000     900,000          *
        2,000,000           250,000   500,000   750,000   1,000,000          *

---------

* An additional 1% of earnings is accrued for each year in excess of 20 years.

     Dr. Smurfit and Messrs. Moore, Wandmacher and Stevens participate in the SIP and have 45, 14, 13, and 35 years of credited service, respectively. Current average annual earnings as of December 31, 1999, for each of the Named Executive Officers was as follows: Dr. Smurfit ($1,182,927); Mr. Moore ($505,190); Mr. Wandmacher ($371,743) and Mr. Stevens ($354,467). Mr. Curran is not a participant in the SIP. He has one year of credited service under the Pension Plan with average annual earnings of $160,000.


                EMPLOYMENT AGREEMENTS AND SEVERANCE AGREEMENTS

     The Company has entered into agreements (the "Employment Agreements") with Messrs. Curran and Moore effective as of April 1, 1999. The Employment Agreements require the executives to devote substantially all of their business time to the Company's operations, each for a term expiring on April 1, 2002, which term is automatically extended for a one-day period for each day that passes after April 1, 1999, unless sooner terminated by either party in accordance with the provisions of the Employment Agreements.

     The Employment Agreements provide that Messrs. Curran and Moore shall be eligible to participate in any annual performance bonus plans, long-term incentive plans, and/or equity-based compensation plans established or maintained by the Company for its senior executive officers, including the MIP and the Long-Term Plan.

     The Employment Agreements provide that if the Company terminates the executive's employment "without cause" or the executive terminates his employment with "good reason," the Company will: (i) pay the executive the full amount of base salary and annual bonus that the Company would have paid under the Employment Agreement had the executive's employment continued to the end of the employment term; (ii) continue the executive's coverage under the Company's medical, dental, life, disability, pension, profit sharing and other executive benefit plans through the end of the employment term; (iii) provide the executive with certain perquisites until the end of the employment term, provided that these Company-provided perquisites will be reduced to the extent the executive receives comparable perquisites without cost during the 36 month period following his employment termination; (iv) continue to count the period through the end of the employment term for purposes of determining the executive's age and service with the Company with respect to (A) eligibility, vesting and the amount of benefits under the Company's executive benefit plans, and (B) the vesting of any outstanding stock options, restricted stock or other equity-based compensation awards; and (v) provide outplacement services, as elected by the executive (and with a firm elected by the executive), not to exceed $50,000 in total.

     The Employment Agreements also provide that if, within 24 months following a "change of control" of the Company, the Company terminates the executive's employment "without cause" or the executive terminates his employment with "good reason," the Company will (i) pay the executive three times the executive's base salary, as in effect on the date of his termination; (ii) three times the highest of (A) the average annual bonus paid for the three fiscal years immediately preceding the executive's employment termination, (B) the target bonus for the fiscal year in which such termination of employment occurs, or (C) the actual bonus attained for the fiscal year in which such termination occurs;
(iii) continue the executive's coverage under the Company's medical, dental, life, disability, pension, profit sharing and other executive benefit plans for three years following employment termination; (iv) pay the value of three years of continued coverage under any pension, profit sharing or other retirement plan maintained by the Company; (v) continue to provide the executive with certain perquisites, provided that these Company-provided perquisites will be reduced to the extent the executive receives comparable perquisites without cost during the 36 month period following his employment termination; (vi) immediately vest all stock options, restricted stock and other equity-based awards; and (vii) pay for outplacement services to the executive not to exceed $50,000. The Company generally must make the payments described above within 10 days of the executive's employment termination. If the payments and benefits described above would be "excess parachute payments" as defined in Code Section 280G, with the effect that the executive is liable for the payment of an excise tax, then the Company will pay the executive an additional amount to "gross-up" the executive for such excise tax.

     The Employment Agreements for Messrs. Curran and Moore also forbid the executives from: (i) disclosing the Company's confidential information, inventions or developments; (ii) diverting any business opportunities or prospects from the Company; and (iii) during their employment and for a period of up to two years following termination of his employment, competing with any business conducted by the Company or any of its affiliates, or soliciting any employees, customers or suppliers of the Company, within the United States.

     In general, each of the following transactions is considered a change of control under the Employment Agreements: (a) a third party's acquisition of 20% or more of the Common Stock; (b) a change in the majority of the Board of Directors; (c) completing certain reorganization, merger or consolidation transactions or a sale of all or substantially all of the Company's assets; or
(d) the complete liquidation or dissolution of the Company. The Stone Merger did not constitute a change of control for purposes of the Employment Agreements because they became effective subsequent to its consummation.

     Each of Messrs. Wandmacher and Stevens is a party to an Employment Security Agreement (collectively, the "Severance Agreements"). Among other things, the Severance Agreements provide for a lump sum payment based on a specified multiple of salary and bonus plus the payment of certain fringe benefits under certain circumstances within two years after a "change of control" (as such term is defined in the Severance Agreements). The Stone Merger constituted a change of control under the Severance Agreements.

     The maximum severance benefit, including the value of pension and welfare benefits, fringe benefits and perquisites payable under the Severance Agreements, which would have been payable under the Severance Agreements to each of Messrs. Wandmacher and Stevens in the event of termination of employment as of December 31, 1999 by the Company without "cause" or resignation by the executive officer for "good reason" is $1,024,101 for Mr. Wandmacher and $846,588 for Mr. Stevens.

     Mr. Stone retired as President and Chief Executive Officer of the Company effective as of March 31, 1999. Upon his retirement, Mr. Stone received a payment of $5,833,477 under his severance agreement with Stone. He also received $195,884 as a pension payment and $20,433 as vacation pay.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

   Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this Proxy Statement or future filings with the Securities and Exchange Commission, in whole or in part, the following report shall not be deemed to be incorporated by reference into any such filings.

   The Compensation Committee (the "Committee") consists of three members of the Company's Board of Directors who are not employees of the Company and who have no interlocking relationships requiring disclosure. This Committee oversees the administration of executive compensation programs and determines the compensation of certain executive officers, including the Chairman, Chief Executive Officer and Chief Financial Officer.

   The goals of the Company's executive compensation program are: to attract, retain and motivate qualified executives with outstanding abilities; to tie a significant portion of the overall compensation of executive officers to the Company's profitability; and to seek to enhance the Company's profitability by aligning the interests of executive officers with those of the Company's stockholders.

   In determining base salaries for the senior executives, the Committee relies upon national and local salary surveys and informal internal salary reviews. In determining the compensation of the Chief Executive Officer and the Chief Financial Officer in 1999, the Committee also relied upon a study prepared by a nationally-recognized consultant that analyzed total compensation paid to executives with comparable qualifications, experience and responsibilities at other companies in similar circumstances, such as companies in merger or turnaround situations.

   The Company's executive officers, as well as other key employees of the Company, participate in the MIP, with awards based upon the attainment of pre-established individual goals and profit targets for the Company. The Committee established target awards of 40% of salary (based on the Company achieving 85% of targeted profit performance) under the MIP in 1999 for each of the Chairman, Chief Executive Officer and Chief Financial Officer.

   From time to time the Committee considers the desirability of granting equity awards to executive officers under the Long-Term Plan. In determining the amount and nature of awards to executive officers under the Long-Term Plan, the Committee takes into account the respective scope of accountability, strategic and operational goals, and anticipated performance requirements and contributions of each executive officer. In December 1998, the committee granted stock options under the Long-Term Plan to all participants other than the Chairman. The Committee granted 250,000 stock options to the Chairman under the Long Term Plan in 1999, but did not grant additional awards under the Long-Term Plan to either the Chief Executive Officer or Chief Financial Officer in 1999 in light of the significant awards made in December 1998. The Committee believes that past grants of stock options have successfully focused the Company's senior management on building profitability and shareholder value.

   Mr. Curran's salary as the Chief Executive Officer was based upon an analysis prepared by a nationally-recognized consultant of total compensation paid to executives with comparable qualifications, experience and responsibilities at other companies in similar circumstances, such as companies in merger or turnaround situations. Based on this assessment, Mr. Curran was awarded a base salary of $1,275,000 per year, effective with his promotion to President and Chief Executive Officer on April 1, 1999. Mr. Curran also received an award under the MIP totaling $630,670 ($163,968 of which was paid in Common Stock), and an additional bonus of $644,300 for 1999 in recognition of his performance in significantly exceeding the Company's objectives in key areas such as asset divestitures, debt reduction and attainment of synergies from the Stone Merger.

   Mr. Stone was President and Chief Executive Officer of the Company from November 18, 1998, the effective date of the Stone Merger, until his retirement on March 31, 1999. Mr. Stone received a salary of $212,500 for the first three months of 1999 until his retirement. Mr. Stone did not receive an award under the MIP for 1999. Upon his retirement, Mr. Stone received a payment of $5,833,477 under his severance agreement with Stone. He also received $195,884 as a pension payment and $20,433 as vacation pay.

   In consideration of their substantial accomplishments and contributions to the Company's return to profitability and enhancement of stockholder value, the Committee determined that it was in the Company's best interest to enter into employment agreements with Mr. Curran and Mr. Moore to incent such individuals to remain employed by the Company. The terms of such agreements, which became effective as of April 1, 1999, are set forth above under "Employment Agreements and Severance Agreements."

   Section 162(m) of the Internal Revenue Code of 1986 generally limits the Company's federal tax deductibility to $1 million for compensation (other than performance-based compensation) paid in any year to the Company's Chief Executive Officer and each of its four other highest paid executive officers. The Committee will generally seek to qualify compensation paid to its executive officers for deductibility under Section 162(m). The Committee will, however, retain the flexibility to authorize payments of compensation that may not qualify for deductibility if, in the Committee's judgment, it is in the Company's interest to do so.

   Submitted by the Compensation Committee of the Company's Board of Directors.

     Compensation Committee
     ----------------------
     Alan E. Goldberg
     Jerry K. Pearlman
     Thomas A Reynolds, III


                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

     No member of the Compensation Committee of the Board currently is or was during the year ended December 31, 1999, an officer, former officer or employee of the Company or any of its subsidiaries. No executive officer of the Company served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, (ii) the Board of Directors of another entity in which one of the executive officers of such entity served on the Company's Compensation Committee, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of the Company's Board of Directors, during the year ended December 31, 1999.


                            STOCK PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the Common Stock, the S&P 500 Index, an index of the peer group of paper companies used in the Company's Proxy Statement dated April 20, 1999 (the "1999 Peer Group"), and an index of a newly defined peer group of paper companies (the "2000 Peer Group") for the five-year period ended December 31, 1999. The 2000 Peer Group comprises the following 10 medium to large sized companies whose primary business is the manufacture and sale of paper products and packaging:
Caraustar Industries, Inc., Gaylord Container Corporation, Georgia Pacific Corporation, International Paper Company, Mead Corporation, Rock-Tenn Company, Sonoco Products Company, Temple-Inland Inc., Weyerhaeuser Company and Willamette Industries, Inc. The 2000 Peer Group does not include the following companies that were part of the 1999 Peer Group: Stone (subsequently merged with a subsidiary of the Company), Union Camp Corporation (subsequently acquired by International Paper Company) and Chesapeake Corporation. Caraustar Industries, Inc. and Mead Corporation are the only two companies included in the 2000 Peer Group that were not part of the 1999 Peer Group. The revisions to the peer group in 2000 were desirable, in the Company's view, in order to keep the peer group list representative of the Company's lines of business. The graph assumes the value of an investment in the Common Stock and each index was $100.00 at December 31, 1994 and that all dividends were reinvested.

                              [PERFORMANCE GRAPH]

                            Cumulative Total Return
                 (from December 31, 1994 to December 31, 1999)


--------------------------------------------------------------------------------------------------------------------------

                                          Dec. 31      Dec. 31      Dec. 31       Dec. 31       Dec. 31      Dec. 31
           Company Name / Index             1994         1995         1996          1997          1998          1999
     SMURFIT-STONE CONTAINER CORP            100         55.88        94.48         83.09         93.01        144.12
             S&P 500 INDEX                   100        137.58       169.17        225.60        290.08        351.12
            2000 PEER GROUP                  100        108.15       122.54        127.87        138.91        186.96
            1999 PEER GROUP                  100        106.60       118.84        129.74        139.92        186.47
--------------------------------------------------------------------------------------------------------------------------

                             CERTAIN TRANSACTIONS

Transactions with JS Group

     Net sales of the Company to JS Group, its subsidiaries and its affiliates were $45 million for the year ended December 31, 1999. Net sales of JS Group, its subsidiaries and its affiliates to the Company were $21 million for the year ended December 31, 1999. Product sales to and purchases from JS Group, its subsidiaries and its affiliates were consummated on terms generally similar to those prevailing with unrelated parties.

     The Company provides certain subsidiaries and affiliates of JS Group with general management and elective management services under separate management services agreements. The elective services provided include, but are not limited to, management information services, accounting, tax and internal auditing services, financial management and treasury services, manufacturing and engineering services, research and development services, employee benefit plan and management services, purchasing services, transportation services and marketing services. In consideration of general management services, the Company is paid a negotiated fee, which amounted to approximately $0.7 million for 1999. In consideration for elective services provided in 1999, the Company received reimbursements of approximately $2.7 million in 1999. In addition, the Company paid JS Group and its affiliates approximately $0.9 million in 1999 for certain other services.

Board Membership

     The bylaws of the Company provide that for so long as MSLEF owns at least 1,000,000 shares of Common Stock, adjusted for any stock dividend, stock split or similar change, the Board will continue to nominate for election one designee of MSLEF, who shall be entitled to serve as Chairman of the Compensation Committee and, until November 18, 2003, shall also be entitled to serve on the Independent Committee. Pursuant to a Voting Agreement dated as of May 10, 1998 among SIBV, MSLEF and Mr. Stone, SIBV has agreed to vote all of its shares of Common Stock in favor of MSLEF's designee for so long as MSLEF has the right to nominate such individual. Mr. Goldberg is the MSLEF designee for the Board.

Standstill Agreement

     JS Group, MSLEF and the Company are parties to a Standstill Agreement dated as of May 10, 1998 which provides, among other things, that prior to November 18, 2003: (a) JS Group is prohibited from directly or indirectly acquiring any voting securities if, after giving effect to such acquisition, it would beneficially own more than 40% of the total voting power of the outstanding securities of the Company; (b) MSLEF is prohibited from acquiring any voting securities of the Company (except pursuant to a stock split, stock dividend, rights offering, recapitalization, reclassification or similar transaction); and
(c) JS Group is prohibited from soliciting, seeking to effect, negotiating with or providing any information to any other party with respect to, or making any statement or proposal (except for any statement or proposal in response to an acquisition or business combination proposal by a party other than JS Group or its subsidiaries), whether written or oral, to the Board of Directors of the Company or otherwise make any public announcement (except as required by law or the requirements of any relevant stock exchange or in the case of an acquisition or business combination proposal by a party other than JS Group or its subsidiaries) whatsoever with respect to, any form of acquisition or business combination transaction involving the Company or any significant portion of its assets, including, without limitation, a merger, tender offer, exchange offer or liquidation, or any restructuring, recapitalization or similar transaction with respect to the Company.

Subscription Agreement

     SIBV, Jefferson Smurfit Corporation (U.S.) and the Company are parties to a Stock Subscription Agreement dated as of May 3, 1994 which provides, among other things, SIBV with certain rights which generally allow SIBV to maintain its percentage ownership of Common Stock in the event of public or private issuances of Common Stock (or securities of the Company convertible into or exchangeable for Common Stock).

Registration Rights Agreement

     In connection with the Stone Merger, the Company, SIBV, MSLEF and certain other stockholders of the Company associated with MSLEF entered into a Registration Rights Agreement dated as of May 10, 1998 (the "Registration Rights Agreement") that grants to SIBV, MSLEF and such other stockholders (collectively, the "Holders") certain rights to require that the Company register shares of Common Stock acquired by them prior to May 10, 1998 or issued thereafter in respect of such shares (collectively, the "Registrable

Securities"). The Registration Rights Agreement replaced a then existing registration rights agreement.

     Under the Registration Rights Agreement, and subject to certain limitations contained therein, each of SIBV and MSLEF is entitled to two demand registrations. Subject to certain exceptions specified therein, the Registration Rights Agreement entitles each of SIBV, MSLEF and the Company to include shares for its own account or, in the case of the Company, for the account of any holders of Common Stock other than the Holders, in the registrations initiated by the other parties.

     In connection with any demand registration or piggyback registration, the Company will be responsible for all expenses incurred in connection with such registration, except that each Holder will pay any underwriting discounts or commissions that may be payable in connection with the sale of its Registrable Securities. In addition, the Company will indemnify each Holder and its affiliates against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments the Holders may be required to make in respect thereof.


                   PROPOSAL 2 - RATIFICATION OF APPOINTMENT
                            OF INDEPENDENT AUDITORS

     Upon the recommendation of the Company's Audit Committee, Ernst & Young LLP, independent auditors of the Company since July 1982, have been appointed by the Board of Directors of the Company as independent auditors for the Company for the fiscal year ending December 31, 2000. This selection is being presented to the stockholders for ratification. The Board of Directors of the Company recommends a vote FOR ratification. The persons named on the enclosed proxy card intend to vote the proxies solicited hereby FOR ratification unless specifically directed otherwise on such proxy card.

     Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and such representatives are expected to be available to respond to appropriate questions.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's common stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that during the period from January 1, 1999 through February 28, 2000, its executive officers, directors and greater than ten percent beneficial owners complied with all Section 16(a) filing requirements applicable to them, except that a Form 4, Statement of Changes in Beneficial Ownership, was not filed on a timely basis with the SEC by Dr. Michael W. J. Smurfit, the Chairman of the Board, in connection with his receipt on March 3, 1999 of options to purchase Common Stock pursuant to the Long Term Plan.


                                 OTHER MATTERS

     Management does not know of any other business that may be considered at the Annual Meeting. However, if any matters other than those referred to above should properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxies held by them in accordance with their best judgment.

     The Company will bear the costs of its solicitation of proxies. In addition to the use of the mails, proxies may be solicited by electronic mail, personal interview, telephone, telegram and telefax by the directors, officers and employees of the Company. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse such custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith.


         STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

     Stockholder proposals submitted for inclusion in the proxy statement for the 2001 Annual Meeting of Stockholders must be received at the corporate offices of the Company, addressed to the attention of Mr. Craig A. Hunt, Secretary, Smurfit-Stone Container Corporation, 150 N. Michigan Avenue, Chicago, Illinois 60601-7568 no later than December 15, 2000. The Company's By-Laws provide that no business may be brought before an annual meeting unless specified in the notice of meeting, brought before the meeting by or at the direction of the Board of Directors, or otherwise brought by a stockholder who has delivered notice to the Company (containing certain information specified in the By-Laws) not less than 60 or more than 90 days before the anniversary date of the immediately preceding annual meeting of stockholders. A copy of the full text of these By-Law provisions may be obtained by writing to the Secretary at the address indicated above.

                                   By Order of the Board of Directors



                                   CRAIG A. HUNT
                                    Secretary
April 14, 2000

COMMON STOCKHOLDERS
PROXY

                      SMURFIT-STONE CONTAINER CORPORATION

                          Annual Meeting May 18, 2000
       THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder of Smurfit-Stone Container Corporation, a Delaware corporation, appoints PATRICK J. MOORE and CRAIG A. HUNT, or either of them, with full power to act alone, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and revocation, to vote all shares of stock of said Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Sheraton Chicago Hotel & Towers, 301 East North Water Street, Chicago, Illinois, on May 18, 2000 at 1:00 p.m. (C.S.T.) and at any adjournment or postponement thereof, with all the powers the undersigned would possess if personally present, as indicated on the reverse hereof.




      (Continued, and to be marked, dated and signed, on the other side)

                       ----  FOLD AND DETACH HERE  ----




                            YOUR VOTE IS IMPORTANT!

                      You can vote in one of three ways:

1. Call toll-free 1-800-840-1208 using a touch-tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

                                      or
                                      --

2. Vote via the Internet. The Web address is http://www.eproxy.com/sscc

                                      or
                                      --

3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope.



                                  PLEASE VOTE

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                                                                                                                    Please mark
                                                                                                                  your votes as
                                                                                                                   indicated in
                                                                                                                   this example  [X]


1. Election of Directors:

                                              Nominees                       2. Ratification of the appointment of Ernst & Young LLP
                                                                                as independent auditors for the Company for 2000.
  FOR all nominees     WITHHOLD AUTHORITY     01 Ray M. Curran
 listed to the right     to vote for all      02 Richard A. Giesen                          FOR     AGAINST    ABSTAIN
(except as marked to     nominees listed      03 Alan E. Goldberg                            [_]      [_]        [_]
 the contrary below)      to the right.       04 Howard E. Kilroy
         [_]                   [_]            05 James J. O'Connor           On any other matter that may properly be submitted
                                              06 Jerry K. Pearlman           to a vote of stockholders.
                                              07 Thomas A. Reynolds, III
                                              08 Dermot F. Smurfit
                                              09 Michael W.J. Smurfit                 I plan to attend the meeting  [_]

INSTRUCTION: To withhold authority to vote for any individual nominee,
             write that nominee's name on the line below.                        This proxy will be voted "FOR" items 1 and 2 if
                                                                                 no instruction to the contrary is indicated.
________________________________________________________________________         If any other business is presented at the meeting,
                                                                                 this proxy will be voted in accordance with the
                                                                                 recommendation of management. Please date, sign
                                                                                 and mail this proxy in the enclosed envelope.
                                                                                 No postage is required.

                                                                                 Dated ____________________________________, 2000

                                                                                 ________________________________________________

                                                                                 ________________________________________________
                                                                                 Please sign name or names exactly as appearing
(YOU ARE REQUESTED TO COMPLETE, SIGN, AND RETURN THIS PROXY PROMPTLY             on this proxy. If signing as a representative,
     UNLESS YOU VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET)                   please include capacity.

                                                  ----  FOLD AND DETACH HERE  ----


                                  --------------------------------------------
                                          VOTE BY TELEPHONE OR INTERNET
                                        QUICK * * * EASY * * * IMMEDIATE
                                  --------------------------------------------
Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE:      CALL TOLL-FREE ON A TOUCH-TONE TELEPHONE  1-800-840-1208 ANYTIME.
                    THERE IS NO CHARGE TO YOU FOR THIS CALL.
                    You will be asked to enter the Control Number located in the lower right corner of this form.

     OPTION A:      To vote as the Board of Directors recommends on ALL items, press 1.

     OPTION B:      If you choose to vote on each item separately, press 0. You will hear these instructions:

                    Item 1: To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9.
                    To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions.

                    Item 2: You may make your selection at any time: To vote FOR, press 1; AGAINST, press 9;
                    ABSTAIN, press 0.

                    When asked, you must confirm your vote by pressing 1.

VOTE BY INTERNET:   THE WEB ADDRESS IS http://www.eproxy.com/sscc
                    You will need the Control Number located in the lower right corner of this form.
                    Easy to follow instructions will guide you through this secure Internet voting site.

                                          THANK YOU FOR VOTING.
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